EXHIBIT 10.1

                       PURCHASE AGREEMENT BY AND BETWEEN

                        BLUE CHIP/DATALINC CORPORATION,

                    INTEGRATED COMMUNICATION NETWORKS, INC.

              JOHN F. KOLENDA, MARK J. GIANINNI AND DATALINC, LTD.

                         DATED AS OF SEPTEMBER 1, 1993























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                               PURCHASE AGREEMENT



     THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 1st day of September, 1993 by and among BLUE CHIP/DATALINC CORPORATION, an Ohio corporation (a wholly owned subsidiary of Blue Chip Capital Fund Limited Partnership, a Delaware limited partnership) whose address is 221 East Fourth Street, Cincinnati, Ohio 45202 (the "Purchaser"), INTEGRATED COMMUNICATION NETWORKS, INC., a Florida corporation whose address is 1641 Commerce Avenue North, St. Petersburg, Florida 33716 ("ICN"), JOHN F. KOLENDA, an individual with a mailing address at 1641 Commerce Avenue North, St. Petersburg, Florida 33716 ("Kolenda"), MARK J. GIANINNI, an individual with a mailing address at 1641 Commerce Avenue North, St. Petersburg, Florida 33716 ("Gianinni"), and together with Kolenda, the "Shareholders"), and DATALINC, LTD., a Florida limited partnership whose address is 1641 Commerce Avenue North, St. Petersburg, Florida 33716 (the "Partnership").

     WHEREAS, pursuant to a Purchase Agreement dated as of April 30, 1993 among the Purchaser, the Partnership, ICN and the Shareholders (the "First Purchase Agreement"), the Purchaser purchased from the Partnership one hundred eighty
(180) of the Partnership's Series 300 Limited Partnership Units (the "First Purchaser Units") as described in the Partnership's Confidential Private Placement Memorandum dated as of January 1, 1993 (the "Offering Memorandum"); and

     WHEREAS, the Partnership now desires to sell to the Purchaser certain additional Series 300 Limited Partnership Units; and

     WHEREAS, ICN is the sole general partner of the Partnership, and the Shareholders together own all of the capital stock of ICN; and

     WHEREAS, the Purchaser is willing to purchase such additional Series 300 Limited Partnership Units from the Partnership, upon certain terms and conditions, including the condition that the Partnership, ICN and the Shareholders enter into this Agreement with the Purchaser.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

     1. PURCHASE OF UNITS.

          (a) Purchaser Units. The Partnership has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Partnership, two hundred (200) Series 300 Limited Partnership Units of the Partnership (the "Additional Purchaser Units," and together with the First Purchaser Units, the "Purchaser Units"), pursuant to the Subscription Agreement between the Purchaser and the Partnership of even date herewith (the "Subscription Agreement"), and subject to the terms and conditions set forth herein.

          (b) Certificates. Upon payment by the Purchaser by check or wire transfer to the Partnership of the purchase price for the Additional Purchaser Units hereunder, the Partnership shall provide the Purchaser with certificates representing the Units thereby purchased as provided under Section 13.22 of the Partnership's Amended Agreement of Limited Partnership dated as of January 1, 1993 (the "Partnership Agreement").
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     2. ESCROW OF DISTRIBUTIONS.

          (a) ESCROW ACCOUNT. The Partnership shall deposit in an escrow account (the "Escrow Account") with Star Bank, National Association (the "Escrow Agent") the amount of all Distributions (as defined in the Partnership Agreement) which ICN would otherwise be entitled to receive from the Partnership, less the amount estimated by the Shareholders to be necessary to be paid in dividends to the Shareholders in order to meet the Shareholders' income tax liabilities with respect to earnings of ICN being attributed to the Shareholders as a result of ICN's election to be treated as a Subchapter S Corporation including without limitation interest on funds in the Escrow Account (the "Tax Amount") for the year during which the applicable deposit is being made, and ICN shall deposit in the Escrow Account all amounts which it is entitled to receive from the sale of any portion of its interest in the Partnership ("ICN's Partnership Interest"). The Escrow Account shall be established pursuant to an Escrow Agreement in substantially the form of Exhibit A attached hereto (the "Escrow Agreement") executed prior to or simultaneously with the execution of this Agreement.

          (b) CERTAIN CONDITIONS. Within thirty (30) days after the earliest to occur of (I) December 31, 1996, (II) the date on which all of the Units of the Partnership have been sold pursuant to a sale of the business of the Partnership, and (III) the date on which the Partnership's assets have been liquidated (the "Target Date"), the Purchaser shall provide to the Escrow Agent, ICN and the Partnership a certification as to whether or not any of the following conditions has been satisfied on or prior to the Target Date:

               (i) The Purchaser has received cash Distributions from the Partnership with respect to the Purchaser Units and/or cash proceeds from the sale of Purchaser Units in an amount equal to at least three
          (3) times the amount of cash paid by the Purchaser for the Purchaser Units (the "Purchaser's Investment");

               (ii) Either all or substantially all of the Partnership's assets or all Units in the Partnership have been sold and the Purchaser has received in exchange for the Purchaser Units (net of any Partnership liabilities retained by the Purchaser and any reasonable costs of sale incurred by the Purchaser) either (A) cash in an amount equal to at least three (3) times the amount of the Purchaser's Investment or (B) securities for which there is a liquid market, and which may be freely sold by the Purchaser without restriction on the amount or manner of sale under applicable securities laws or agreement, with a market value as determined in good faith, and assuming sale within a period of not more than four (4) weeks, by the majority vote of the Board of Directors of ICN (excluding the vote of the Director nominated by the Purchaser) equal to at least three (3) times the amount of the Purchaser's Investment; or

               (iii) The Purchaser has received cash Distributions from the Partnership with respect to the Purchaser Units and/or net cash proceeds from the sale of Purchaser Units in an amount equal to at least two (2) times the amount of the Purchaser's Investment and either (A) the Partnership (or any successor thereto) has completed a public offering of its equity securities and the total market value of the equity securities of the Partnership (or such successor) owned by the Purchaser as of the Target Date, and which may be freely sold by

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          the  Purchaser  without  restriction  on the  amount or manner of sale under applicable securities laws or agreement, as determined in good faith by the Purchaser, is at least equal to the amount of the Purchaser's Investment or (B) the Purchaser Units then owned by the Purchaser are, in the Purchaser's sole opinion exercised in a
          reasonable  manner,   readily  salable  (subject  to  compliance  with
          applicable securities law) in a transaction in which the net proceeds of such sale would equal at least the amount of the Purchaser's Investment.

          (c) SATISFACTION OF CONDITIONS. In the event that the Purchaser has certified that a condition set forth in Paragraph 2(b) above has been satisfied on or prior to the Target Date, the Escrow Agent shall release all amounts in the Escrow Account (the "Escrowed Funds") to ICN, and the Escrow Account shall be closed.

          (d) FAILURE TO SATISFY CONDITIONS. In the event that the Purchaser has certified to the Escrow Agent that none of the conditions set forth in Paragraph 2(b) above have been satisfied on or prior to the Target Date, the Escrow Agent shall, as soon as possible after receipt of the Purchaser's certification, notify the Purchaser, ICN and the Partnership of the balance of the Escrow Account as of the Target Date (the "Target Date Balance Notice"), and:

               (i) TARGET DATE ESCROWED FUNDS SUFFICIENT TO PROVIDE RATE OF RETURN. In the event that the Escrowed Funds as reflected in the Target Date Balance Notice are in an amount sufficient, when added to the amount of cash Distributions received by the Purchaser with respect to the Purchaser Units and the amount of net cash proceeds received by the Purchaser from the sale of Purchaser Units (the "Receipts"), to provide the Purchaser with a weighted average thirty-five percent (35%) per annum internal rate of return as calculated by the Purchaser (the "Rate of Return") on its investment in all of the First Purchaser Units and the Rate of Return on its investment in all of the Additional Purchaser Units ("Rate of Return" for purposes of this Agreement shall be calculated in the case of each Purchaser Unit from the date of purchase thereof to the date of transfer thereof, whether to ICN as hereinafter provided or to any other transferee thereof), the Purchaser, at its option, may direct the Escrow Agent to release to the Purchaser the amount of the Escrowed Funds which is sufficient, when added to the Receipts, to provide the Purchaser with the Rate of Return on its investment in all of the First Purchaser Units and the Rate of Return on its investment in all of the Additional Purchaser Units. The Escrow Agent shall thereupon release such amount of the Escrowed Funds to the Purchaser and release all remaining Escrowed Funds, if any, to ICN, the Purchaser shall thereupon transfer any Purchaser Units owned by the Purchaser to ICN, and the Escrow Account shall be closed; provided, however, that if the Purchaser does not elect within thirty (30) days after receipt of the Target Date Balance Notice to direct the Escrow Agent to release the Escrowed Funds to the Purchaser as provided above, then all Escrowed Funds shall be released by the Escrow Agent to ICN, the Purchaser shall have no obligation to transfer any Purchaser Units to ICN, and the Escrow Account shall be closed.




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               (ii) TARGET DATE ESCROWED FUNDS  INSUFFICIENT  TO PROVIDE RATE OF
          RETURN. In the event that the Escrowed Funds as reflected in the Target Date Balance Notice are not in an amount sufficient, when added to the Receipts, to provide the Purchaser with the Rate of Return on its investment in all of the First Purchaser Units and the Rate of Return on its investment in all of the Additional Purchaser Units, if the Target Date resulted from the sale of all of the Units in the Partnership pursuant to a sale of the business of the Partnership or the liquidation of the Partnership's assets, then the Purchaser shall direct the Escrow Agent to release all of the Escrowed Funds to the Purchaser, the Escrow Agent shall release all of the Escrowed Funds to 'the Purchaser, and 'the Escrow Account shall be closed. If the Target Date did not result from either of those events, the Purchaser shall determine the number of Purchaser Units, considered in the order of purchase, with respect to which there are Escrowed Funds sufficient in amount, when added to the Receipts, to provide the Purchaser with the Rate of Return (the "Original Number"). If the Original Number is less than ten (10), the Escrowed Funds shall remain in the Escrow Account, and if the Original Number is ten (10) or more, the Purchaser, at its option, may direct the Escrow Agent to release to the Purchaser such amount of the Escrowed Funds as are sufficient, when added to the Receipts, to provide the Purchaser with the Rate of Return on the number of Purchaser Units, considered in the order of purchase, which is a multiple of ten (10) and is closest to, but not greater than, the Original Number (the "Original Satisfied Units"), and the Escrow Agent shall thereupon release such Escrowed Funds to the Purchaser, the Purchaser shall thereupon transfer to ICN the Original Satisfied Units which have not previously been sold, and any Escrowed Funds then remaining in the Escrow Account shall continue to be held in the Escrow Account; provided, however, that if the Original Number is at least ten (10) and the Purchaser does not elect within thirty (30) days after receipt of the Target Date Balance Notice to direct the Escrow Agent to release the Escrowed Funds to the Purchaser as provided above, then all Escrowed Funds shall be released by the Escrow Agent to ICN, the Purchaser shall have no obligation to transfer any Purchaser Units to ICN, and the Escrow Account shall be closed.

               (iii) CONTINUANCE OF ESCROW. Unless the Escrow Account has been closed as described in Paragraphs 2(d)(i) or 2(d)(ii) above, the Partnership shall continue to deposit in the Escrow Account all Distributions which ICN would otherwise be entitled to receive as a partner in the Partnership, less the Tax Amount as estimated by the Shareholders for the year during which the applicable deposit is being made, and ICN shall continue to deposit in the Escrow Account all amounts which it is entitled to receive from the sale of any portion of ICN's Partnership Interest, until such time as the Purchaser has received the Rate of Return on its investment in all of the First Purchaser Units and the Rate of Return on its investment in all of the Additional Purchaser Units or the Escrow Account has been closed in accordance with this Paragraph 2(d)(iii), whichever first occurs. As soon as possible after the end of each month after the Target Date, the Escrow Agent shall notify the Purchaser, the Partnership and ICN of the balance of the Escrow Account as of the end of such month (the "Monthly Balance Notice"), and after receipt of each Monthly Balance



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          Notice,  the Purchaser shall determine the number of Purchaser  Units, considered in the order of purchase, with respect to which there are Escrowed Funds sufficient in amount, when added to the Receipts, to provide the Purchaser with the Rate of Return (the "Monthly Number"). Each month until such time as the Purchaser owns less than ten (10) Purchaser Units, if the Monthly Number is less than ten (10), the Escrowed Funds shall remain in the Escrow Account, and if the Monthly Number is ten (10) or more, the Purchaser, at its option, may direct the Escrow Agent to release to the Purchaser such amount of the Escrowed Funds as is sufficient, when added to the Receipts, to provide the Purchaser with the Rate of Return on the number of Purchaser Units, considered in the order of purchase, which is a multiple of ten (10) and is closest to, but not greater than, the Monthly Number (the "Monthly Satisfied Units"), and the Escrow Agent shall thereupon release such Escrowed Funds to the Purchaser, the Purchaser shall thereupon transfer to ICN the Monthly Satisfied Units which have not previously been sold, and any Escrowed Funds then remaining in the Escrow Account shall continue to be held in the Escrow Account; provided, however, that if any Monthly Number is ten
          (10) or more and the Purchaser does not elect within thirty (30) days after receipt of the Monthly Balance Notice applicable thereto to direct the Escrow Agent to release the Escrowed Funds to the Purchaser as provided above, then all Escrowed Funds shall be released by the Escrow Agent to ICN, the Purchaser shall have no obligation to transfer any Purchaser Units to ICN, and the Escrow Account shall be closed. Each month after the Purchaser owns less than ten (10) Purchaser Units, if the Monthly Number is less than one (1), the Escrowed Funds shall remain in the Escrow Account, and if the Monthly Number is one (1) or more, the Purchaser, at its option, may direct the Escrow Agent to release such amount of the Escrowed Funds as is sufficient, when added to the Receipts, to provide the Purchaser with the Rate of Return on the number of Purchaser Units, considered in the order of purchase, which is the largest whole number that is not greater than the Monthly Number (the "Additional Monthly Satisfied Units"), and the Escrow Agent shall thereupon release such Escrowed Funds to the Purchaser, the Purchaser shall thereupon transfer to ICN the Additional Monthly Satisfied Units which have not previously been sold, and any Escrowed Funds then remaining in the Escrow Account shall continue to be held in the Escrow Account; provided, however, that if any Monthly Number is one (1) or more and the Purchaser does not elect within thirty (30) days after receipt of the Monthly Notice applicable thereto to direct the Escrow Agent to release the Escrowed Funds to the Purchaser as provided above, then all Escrowed Funds shall be released by the Escrow Agent to ICN, the Purchaser shall have no obligation to transfer any Purchaser Units to ICN, and the Escrow Account shall be closed. In any event, the Escrow Account shall be closed at such time as the Purchaser has been provided with the Rate of Return on its investment in all of the First Purchaser Units and the Rate of Return on its investment in all of the Additional Purchaser Units, and the Escrow Agent shall release any amounts remaining therein to ICN.

          (e) COMPLIANCE WITH PARTNERSHIP AGREEMENT. In the event of any transfer by the Purchaser of any of the Purchaser Units to ICN under Paragraph 2(d) above, ICN, in its capacity as General Partner of the Partnership and in its capacity as transferee of the Purchaser Units, shall


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     comply with all requirements set forth in the Partnership Agreement for the transfer by a Limited Partner of its Units in the Partnership, including without limitation those set forth in Sections 7.4 and 7.7 therein.

          (f) NOTIFICATION OF DEPOSITS. Simultaneously with the making of each deposit into the Escrow Account pursuant to Paragraph 2(a) or 2(d)(iii) above, the Partnership or ICN, as the case may be, shall notify the Purchaser in writing of the amount thereof, and shall also notify the Purchaser in writing of the estimated Tax Amount subtracted from the amount of the applicable Distribution prior to making each such deposit.

          (g) TAX AMOUNT ADJUSTMENTS. On or prior to April 15 of each year, (i) if the actual Tax Amount for the preceding year is less than the estimated Tax Amount subtracted from the amount of the applicable Distributions pursuant to Paragraphs 2(a) and/or 2(d)(iii) above during the preceding year, ICN and the Shareholders shall certify to the Purchaser the amount of such difference (and attach to such certification a copy of ICN's Form 1120S and Schedule K thereto for such year) and shall deposit the amount of such difference into the Escrow Account, and (ii) if the actual Tax Amount for the preceding year is greater than the estimated Tax Amount subtracted from the amount of the applicable Distributions pursuant to Paragraphs 2(a) and/or 2(d)(iii) above during the preceding year, ICN and the Shareholders may certify to the Purchaser and the Escrow Agent the amount of such difference (and attach to such certification to the Purchaser a copy of ICN's Form 1120S and Schedule K thereto for such year) and direct the Escrow Agent to release to ICN the amount of such difference.

          (h) CESSATION OF ESCROW DEPOSITS. The Partnership may cease making deposits into the Escrow Account at such time, if any, as (i) on or prior to December 31, 1994, the sum of the balance of the Escrow Account plus the amount of the Receipts is equal to or greater than Five Million Dollars ($5,000,000), (ii) on or prior to December 31, 1995, the sum of the balance of the Escrow Account plus the amount of the Receipts is equal to or greater than Five Million Two Hundred Thousand Dollars ($5,200,000), or
     (iii) on or prior to December 31, 1996, the sum of the balance of the Escrow Account plus the amount of the Receipts is equal to or greater than Five Million Four Hundred Thousand Dollars ($5,400,000).

          (i) TRANSFER OF UNITS. When any Purchaser Units are required to be transferred by the Purchaser to ICN pursuant to this Paragraph 2, the Purchaser shall have the option of transferring either First Purchaser Units or Additional Purchaser Units, or any combination thereof.

     3. ICN BOARD OF DIRECTORS.

          (a) ELECTION. Prior to the execution hereof the Shareholders shall have voted their shares to elect, and hereafter shall continue to maintain, a five (5) person Board of Directors of ICN, consisting of (i) Kolenda, so long as he owns at least thirty-seven and one-half percent (37.5%) of the outstanding voting shares of ICN, and if he no longer owns such shares of ICN, an individual nominated by the majority of the remaining members of ICN's Board of Directors, (ii) Gianinni, so long as he owns at least thirty-seven and one-half percent (37.5%) of the outstanding voting shares of ICN, and if he no longer owns such shares of ICN, an individual nominated by the majority of the remaining members of ICN's Board of Directors, (iii) an individual nominated by the Purchaser, (iv) an


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     individual nominated by a  majority-in-interest  of the Limited Partners of the Partnership other than the Purchaser and (v) an individual proposed by ICN and reasonably acceptable to the Purchaser and to the individual nominated thereto by the Limited Partners of the Partnership other than the Purchaser.

          (b) EXPANSION OF BOARD. In the event that the Board of Directors of ICN is increased to more than five (5) persons, at least one of such additional Directors shall be an individual nominated by the Purchaser.

          (c) FURTHER ASSURANCES. In connection with the election of the Board of Directors of ICN as provided in this Paragraph 3, the Shareholders shall: (i) cause all certificates representing shares of stock of ICN to reflect that the Shareholders have agreed to elect members of the Board of Directors as required under Paragraph 3 of this Agreement and that a copy of this Agreement may be obtained from ICN; (ii) not amend, or permit or suffer to exist the amendment of, the Articles of Incorporation or By-Laws of ICN in any way which would contravene or otherwise be inconsistent with the provisions of this Paragraph 3; (iii) provide to the Purchaser such evidence as the Purchaser may reasonably request from time to time with respect to the compliance by the Shareholders with the provisions of this Paragraph 3; and (iv) amend the Articles of Incorporation of ICN to provide for the election of the Board of Directors of ICN as required under Paragraphs 3(a) and 3(b) above.

     4. PRESENCE OF KOLENDA AND GIANINNI AT OPERATIONS CENTER. If deemed important to the survival and/or success of the Partnership, as determined by a majority vote of the Board of Directors of ICN, Kolenda or Gianinni, or both, as determined by such vote, shall spend at least four (4) days per week at the Partnership's operations center in Fairfield, Ohio managing the operations of the Partnership.

     5. TRANSFERS OF INTERESTS.

          (a) Transfer by ICN. ICN may not transfer any portion of ICN's Partnership Interest to any person or entity other than the Purchaser (a "Third Party"), unless the Third Party shall offer in writing to purchase from the Purchaser the number of Purchaser Units which bears the same ratio to the total number of Purchaser Units then owned by the Purchaser as the amount of ICN's Partnership Interest to be transferred to such Third Party bears to the total amount of ICN's Partnership Interest, for a purchase price no less than the amount to be paid by such Third Party for ICN's Partnership Interest and on terms otherwise no less favorable to the Purchaser than the terms of the transfer of ICN's Partnership Interest (and further provided that the Purchaser shall not be required to make any representations or warranties or provide any indemnities or guaranties with respect to the business or financial condition of the Partnership).

          (b) TRANSFER BY THE SHAREHOLDERS. Neither Shareholder may transfer any portion of his shares of stock in ICN (the "ICN Stock"), other than pursuant to the options referred to in Paragraph 5(d) below and except for transfers not to exceed an aggregate of $100,000 in value for each Shareholder provided that after such transfers each Shareholder continues to own at least thirty-seven and one-half percent (37.5%) of the outstanding voting shares of ICN, to any Third Party, unless the Third Party shall offer in writing to purchase from the Purchaser the number of


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     Purchaser Units which bears the same ratio to the total number of Purchaser
     Units then owned by the Purchaser as the number of such Shareholder's shares of ICN Stock to be transferred to such Third Party bears to the total number of outstanding shares of ICN Stock (the Purchaser Units for which an offer is required are herein called the "Offer Units") for a purchase price (i) in the event that the Purchaser has theretofore received Distributions in an amount at least equal to the Purchaser's Investment plus the aggregate Preferred Return applicable to the Purchaser as described in Section 8.1 of the Partnership Agreement (the "Investment Plus Return"), in an amount no less than the product of (A) the number of Offer Units multiplied by (B) the quotient of (x) the amount to be paid by such Third Party for such Shareholder's ICN Stock divided by (y) the product of
     (I) the total number of Units in the Partnership times (ii) one-half of the quotient of (aa) the number of shares of ICN Stock to be purchased by such Third Party divided by (bb) the total number of outstanding shares of ICN Stock (the resulting purchase price is herein called "Base Purchase
     Price"), and (ii) in the event that the Purchaser has not theretofore received Distributions in an amount at least equal to the Investment Plus Return, in an amount no less than the sum of (A) the Base Purchase Price plus (B) the difference between (x) the Investment Plus Return and (y) the amount of Distributions which the Purchaser has theretofore received, and on terms otherwise no less favorable to the Purchaser than the terms of the transfer of such ICN Stock (and further provided that the Purchaser shall not be required to make any representations or warranties or provide any indemnities or guaranties with respect to the business or financial condition of the Partnership).

          (c) CONSUMMATION OF TRANSFER. No transfer of any portion of ICN's Partnership Interest to any Third Party, and no transfer by either Shareholder of any portion of his ICN Stock to any Third Party, other than pursuant to the options referred to in Paragraph 5(d) below, or as permitted in Paragraph 5(b), shall be consummated prior to thirty (30) days after the date the Purchaser receives the offer described in Paragraph 5(a) or 5(b) above, as applicable, which offer shall provide the Purchaser at least twenty (20) days within which to elect to accept it, and in the event that the Purchaser accepts such offer, the purchase of the Purchaser Units by the Third Party shall be consummated simultaneously with or immediately after the transfer of ICN's Partnership Interest or the ICN Stock, as applicable, to such Third Party.

          (d) PROHIBITION AGAINST TRANSFER. ICN shall not transfer any portion of ICN's Partnership Interest to any Third Party except in compliance with Paragraphs 5(a) and 5(c) above, and neither of the Shareholders shall transfer any portion of his ICN Stock to any Third Party, except (i) pursuant to any option existing as of April 30, 1993 in favor of R. Brandon Harrison, Jr., Denny Hurt, Vince Rinaldi, Dominic Palazolla, Dave Jones, Dave Gauge, Dave Kalen and Marion Simpson or (ii) in compliance with Paragraphs 5(b) and 5(c) above, and in no event shall either Shareholder transfer any portion of his ICN Stock to any Third Party if such transfer would cause the Shareholders to own, in the aggregate, less than seventy-five percent (75%) of the ICN Stock or the economic interest in ICN.

          (e) COMPLIANCE WITH PARTNERSHIP AGREEMENT. In the event of any transfer by the Purchaser of any of the Purchaser Units to a Third Party under this Paragraph 5, ICN, in its capacity as General Partner of the

     Partnership and in its capacity as transferee of the Purchaser Units, if applicable, and such Shareholder, in its capacity as transferee of the Purchaser Units, if applicable, shall comply with all requirements set forth in the Partnership Agreement for the transfer by a Limited Partner of its Units in the Partnership, including without limitation those set forth in Sections 7.4 and 7.7 therein.

          (f) TRANSFER OF UNITS TO THIRD PARTIES. When any Purchaser Units are to be transferred by the Purchaser to a Third Party pursuant to this Paragraph 5, the Purchaser shall have the option of transferring either First Purchaser Units or Additional Purchaser Units, or any combination thereof.

     6. LIFE INSURANCE. The Partnership represents to the Purchaser that the Partnership is the owner and beneficiary of a policy of insurance on the life of Kolenda in the amount of One Million Dollars ($1,000,000) and a policy of insurance on the life of Gianinni in the amount of Two Million Dollars
($2,000,000), and further agrees to pay all premiums with respect to such policies on or prior to the due date thereof. The Partnership and the Shareholders agree to take any such other actions as may be necessary or appropriate to maintain such policies in full force and effect, to provide copies of such insurance policies to the Purchaser prior to or simultaneously with the execution of this Agreement, and to provide to the Purchaser evidence of the payment of premiums thereon and such other information with respect thereto as the Purchaser may reasonably request from time to time. Without limitation on the generality of the foregoing, prior to the execution hereof, the Shareholders shall cause the Board of Directors of ICN to adopt a resolution, as general partner of the Partnership, to the effect that the Partnership shall not, without the prior written consent of the Purchaser, cause or permit such policies to be cancelled or revoked, the amount of such policies to be reduced, or the beneficiaries of such policies to be any person or entity other than the Partnership.

     7. REGISTRATION.

          (a) PROPOSED REGISTRATION. If the Partnership should propose to register any of the Units of the Partnership or any other equity securities issued by the Partnership or any successor thereto for sale under the Securities Act of 1933 (the "Act"), the Partnership shall give written notice to the Purchaser of such intention and, upon the written request of the Purchaser given within twenty (20) calendar days after such notice, the Partnership shall use its best efforts to cause the Purchaser Units or any other equity securities issued by the Partnership or any successor thereto which are owned by the Purchaser of which the Purchaser has requested registration to be included under the proposed registration in accordance with the proposed method thereof stated in the Purchaser's request;
     provided, however, that the Partnership may, in lieu of including any or all of the Purchaser Units or such other securities under the proposed registration, elect to effect a separate registration thereof if its proposed registration relates to an underwritten public offering and the underwriters thereof object to the inclusion of any or all of the Purchaser Units or such other securities under such registration, and provided further, that the Partnership shall not be required to cause the Purchaser Units or such other securities to be included under the proposed registration if a majority of the Board of Directors of ICN (excluding the Director nominated by the Purchaser) determines that such registration of the Purchaser Units or such other securities would have a materially detrimental effect on the proposed registration. In the event that the Partnership shall elect to effect a separate registration in accordance with the provisions of the preceding sentence, the Partnership shall use its best efforts to cause such separate registration to become effective not later than ninety (90) days after the effectiveness of the originally proposed registration. If the Partnership determines, prior to the effectiveness of its originally proposed registration, not to proceed with such registration, the Partnership shall have no further obligation under this Paragraph 7(a) to register any Partnership units or other equity securities under that registration statement.

          (b) REGISTRATION PROCEDURES. If and whenever the Partnership is required by the provisions of this Paragraph 7 to effect the registration of any Purchaser Units or other securities under the Act, the Partnership shall, as expeditiously as possible:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Purchaser Units or other securities and use all reasonable efforts to cause such registration statement to become effective as promptly as possible;

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for three (3) months from the date of its effectiveness;

               (iii) Furnish to the Purchaser such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus) as the Purchaser may reasonably request;

               (iv) Use its best efforts to register or qualify the Purchaser Units or other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Purchaser shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Purchaser to consummate the disposition of the Purchaser Units or such other securities during the period provided in Paragraph 7(b)(ii) above; and

               (v) Notify the Purchaser during the period when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event which causes the prospectus forming a part of such registration statement to include an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Purchaser prepare and furnish the Purchaser a reasonable number of copies of the supplement to or any amendment of such prospectus necessary so as to render such prospectus, as amended or supplemented, in compliance with the provisions of the Act.

          (c) EXPENSES. All expenses incurred by the Partnership in complying with this Paragraph 7, including without limitation all registration and filing fees, printing expenses,, expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Partnership and counsel for any underwriters of the offering and any accountants' fees and expenses incident to or required by any such registration, shall be borne by the Partnership to the maximum extent permitted by law. All underwriting fees and commissions incurred by the Purchaser and all fees and disbursements of any counsel retained by the Purchaser shall be borne by the Purchaser.

          (d) INDEMNIFICATION.

               (i) In the event of any registration of Purchaser Units or other securities under this Paragraph 7, the Partnership, ICN and the Shareholders shall defend, indemnify and hold harmless the Purchaser, its officers and directors, each underwriter thereof and each person which controls the Purchaser or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities and any action in respect thereof, joint or several, to which the Purchaser or any such officer, director, underwriter or controlling person may become subject under the Act or otherwise, and the Partnership, ICN and the Shareholders shall reimburse each of the Purchaser and such officers, directors, underwriters and controlling persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership, ICN and the Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon information provided to the Partnership by the Purchaser or any such officer, director, underwriter or controlling person. This indemnity shall be in addition to any liability which the Partnership, ICN and the Shareholders may otherwise have.

               (ii) In the event of any registration of Purchaser Units or other securities under this Paragraph 7, the Purchaser shall indemnify ICN and the Shareholders against any losses, claims, damages or liabilities and any action in respect thereof, joint or several, to which ICN or the Shareholders may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which is based upon information supplied by the Purchaser, and the Purchaser shall reimburse ICN and the Shareholders for any legal or other expenses reasonably incurred by ICN or the Shareholders in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon information provided to the Partnership by ICN or either of the Shareholders. This indemnity shall be in addition to any liability which the Purchaser may otherwise have.

               (iii) If for any reason any indemnification described in Paragraph 7(d)(i) or 7(d)(ii) above may not be provided by the party or parties required therein to provide such indemnification (the

          "Indemnifying Parties"), in lieu of providing such indemnification, the Indemnifying Parties shall contribute to the amount paid or payable by the party or parties to be provided such indemnification (the "Indemnified Parties") as a result of such losses, claims, damages, liabilities or actions, in such proportion as is appropriate to reflect the relative fault of the parties in connection with any statement or omission which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Parties and the Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by one of the Indemnifying Parties or by one of the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. EMPLOYMENT MATTERS.

          (a) PERIOD OF EMPLOYMENT. Each of the Shareholders agrees that for so long as he is employed by the Partnership or ICN, he shall not, directly or indirectly, engage in any "Data Transfer Business" (as hereinafter defined) anywhere in the world except through or on behalf of the Partnership or ICN, and, without limiting the generality of the foregoing, he shall not do any of the following (each, a "Related Activity"): (i) directly or indirectly, on such Shareholder's own account or as an employee, officer, director, shareholder, investor, independent contractor, consultant or agent for any other person or entity, engage in or have any interest in any business which is competitive with or substantially similar to the business of the Partnership or any of its affiliates; (ii) solicit or attempt to divert business from the Partnership or any of its affiliates; or (iii) assist any other person or entity in doing any of the foregoing.

          (b) POST-EMPLOYMENT.

               (i) VOLUNTARY TERMINATION OR INVOLUNTARY TERMINATION WITH CAUSE. In the event that either of the Shareholders voluntarily terminates his employment with the Partnership or ICN or the employment of either of the Shareholders with the Partnership or ICN is involuntarily terminated by the Partnership or ICN "with cause" (as hereinafter defined), such Shareholder shall not be entitled to, and shall not receive, any monetary settlement, and (A) if such termination occurs prior to April 30, 1995, such Shareholder shall not, prior to April 30, 1996, except with the prior written consent of the Purchaser, engage, directly or indirectly, in any Data Transfer Business in the United States or engage in any Related Activity, or (B) if such termination occurs on or after April 30, 1995, such Shareholder shall not, for a period of one (1) year after the date of such termination, except with the prior written consent of the Purchaser, engage, directly or indirectly, in any Data Transfer Business in the United States or engage in any Related Activity.

               (ii) INVOLUNTARY TERMINATION WITHOUT CAUSE. In the event that the employment of either of the Shareholders with the Partnership or ICN is involuntarily terminated other than with cause:

                    (A) If such termination  occurs prior to April 30, 1995, the
               Partnership shall pay such Shareholder an amount equal to (I) Three Hundred Thousand Dollars ($300,000) minus (II)(x) Two Hundred Seventy-Four Dollars ($274) times (y) the number of days from April 30, 1993 through the date of termination, and such Shareholder shall not, prior to April 30, 1996, except with the prior written consent of the Purchaser, engage, directly or indirectly, in any Data Transfer Business in the United States or engage in any Related Activity;

                    (B) If such  termination  occurs on or after  April 30, 1995 but prior to April 30, 1996, (I) the Partnership shall pay such Shareholder an amount equal to (x) One Hundred Thousand Dollars ($100,000) minus (y)(aa) Two Hundred Seventy-Four Dollars ($274) times (bb) the number of days from April 30, 1995 through the date of termination (the "Third Year Payment"), and such Shareholder shall not, prior to April 30, 1996, except with the prior written consent of the Purchaser, engage, directly or indirectly, in any Data Transfer Business in the United States or engage in any Related Activity, and (II) at the option of the Partnership, the Partnership may pay such Shareholder an amount which, when added to the amount of the Third Year Payment, will cause the total amount paid by the Partnership to such Shareholder pursuant to this Paragraph 8(b)(ii)(B) to equal One Hundred Thousand Dollars ($100,000), in which event such Shareholder shall not, prior to the first anniversary of the date of termination, except with the prior written consent of the Purchaser, engage, directly or indirectly, in any Data Transfer Business in the United States or engage in any Related Activity; or

                    (C) If such  termination  occurs on or after April 30, 1996, the Partnership, at its option, may pay such Shareholder the sum of One Hundred Thousand Dollars ($100,000), in which event such Shareholder shall not, for a period of one (1) year after the date of such termination, except with the prior written consent of the Purchaser, engage, directly or indirectly, in any Data Transfer Business in the United States or engage in any Related Activity.

          (c) "DATA TRANSFER BUSINESS" DEFINED. The term "Data Transfer Business" as used herein means any business primarily involving the transfer of data on behalf of third parties, but does not include any business involving the transfer of data in which the applicable Shareholder has a substantial proprietary interest to third parties whose primary purpose is acquiring the content of such data from such Shareholder rather than obtaining from such Shareholder the means of transferring such data.

          (d) "WITH CAUSE" DEFINED. If the Partnership or ICN shall have terminated the employment of either of the Shareholders by reason of such Shareholder at any time materially neglecting or refusing to perform the duties of his employment, failing to devote his full employment time, in the case of Gianinni, and approximately seventy-five percent (75%) of his employment time, in the case of Kolenda, and best efforts to the business of the Partnership or ICN, as the case may be, being guilty of misconduct in connection with the business of the Partnership or ICN, as the case may be, or becoming physically or mentally incapable of reasonably performing the duties of his employment for a continuous period of ninety (90) days, then such termination shall be deemed "with cause."

          (e) ACKNOWLEDGMENT. Each of the Shareholders acknowledges that the expertise of the Shareholders in the type of business in which the Partnership is engaged is important to the Purchaser's decision to invest in the Additional Purchaser Units, that the Purchaser's decision to invest in the Additional Purchaser Units was made in reliance on such expertise and the agreements of the Shareholders contained in this Paragraph 8, and that the investment by the Purchaser in the Additional Purchaser Units will be in the best interests of and beneficial to the Partnership and the Shareholders.

          (f) REFORMATION. In the event that any provision of this Paragraph 8 is held or declared to be void or illegal for any reason, the offending provision shall, if possible, be reformed to most nearly implement the intention of the parties hereto without such illegality, or if reformation is not possible, the offending provision shall be stricken and all other provisions of this Paragraph 8 which can be effected without such illegal provision shall nevertheless remain in full force and effect.

     9. RIGHTS OF FIRST REFUSAL.

          (a) PARTNERSHIP INTERESTS. At any time that the Partnership proposes to sell any additional Units or other interests in the Partnership, other than any Units with respect to which CFG Securities Corp. ("CFG") has an option to purchase as described in the Offering Memorandum and existing on April 30, 1993, the Partnership agrees to notify the Purchaser of such proposed sale and to provide the Purchaser with the right of first refusal to purchase such Units or other interests in the Partnership, or any portion thereof, for a price and on other terms no less favorable to the Purchaser than the price at which and other terms on which the Partnership otherwise proposes to sell such Units or other interests in the Partnership, provided that any such purchase by the Purchaser shall be on a pro rata basis with the other Limited Partners of the Partnership to the extent that the other Limited Partners have the right and desire to purchase such Units or other interests in the Partnership.

          (b) RELATED ENTITY INTERESTS. At any time that ICN, or any entity controlled by ICN or any of its affiliates which is engaged in any Data Transfer Business, proposes to sell any stock or other equity interest therein, ICN agrees to notify the Purchaser of such proposed sale and to provide the Purchaser, or cause the Purchaser to be provided, with the right of first refusal to purchase such stock or other equity interests, or any portion thereof, for a price and on other terms no less favorable to the Purchaser than the price at which and other terms on which ICN or such entity otherwise proposes to sell such stock or other interests, provided that any such purchase by the Purchaser shall be on a pro rata basis with the other Limited Partners of the Partnership, ICN and any entity controlled by ICN or any of its affiliates, to the extent that the other Limited Partners, ICN and any entity controlled by ICN or any of its affiliates have the right and desire to purchase such stock or other equity interests.

          (c) NO DEROGATION OF PARTNERSHIP AGREEMENT. The rights granted to the Purchaser under Paragraphs 9(a) and 9(b) above shall be in addition to, and not in derogation of, any rights granted to the Purchaser and any other Limited Partners under the Partnership Agreement.

          (d) RESOLD INTERESTS. The Partnership agrees to use its best efforts to provide, or cause to be provided, to the Purchaser the right of first refusal to purchase any Units or other interests in the Partnership which are being resold by the holders thereof, for a price and on other terms no less favorable to the Purchaser than the price at which and other terms on which such Units or other interests are otherwise proposed to be resold, provided that such right of first refusal need only be provided to the Purchaser with respect to any Units or other interests which are not purchased by the Partnership pursuant to any right of first refusal which the Partnership may hold with respect to such Units or other interests, and provided further, that in no event shall the Purchaser acquire more than forty percent (40%) of the Limited Partner interests in the Partnership without the consent of ICN.

     10. LEGAL FEES AND EXPENSES. The Partnership and ICN, jointly and severally, agree to pay all legal fees and expenses incurred by the Purchaser or any of its affiliates in connection with the consummation of the transactions contemplated under this Agreement and the Subscription Agreement up to a maximum of Five Thousand Dollars ($5,000), such fees and expenses to be paid within thirty (30) days after the date hereof, or, in the case of fees and expenses incurred after the date hereof, within thirty (30) days after presentation of a statement therefor.

     11.   REPRESENTATIONS  AND  WARRANTIES.   The  Partnership,   ICN  and  the
Shareholders jointly and severally represent and warrant to the Purchaser that:

          (a) NO MISREPRESENTATIONS. Except as described in Exhibit B attached hereto, the information contained in the Offering Memorandum, as well as in the Partnership's audited financial statements for its year ended December 31, 1992 which have been provided to the Purchaser, is true and correct in all material respects and the Offering Statement does not omit any facts necessary to make any statements contained therein not misleading in any material respect in light of the circumstances under which made ' and neither the Partnership, ICN nor either of the Shareholders has made any material misrepresentation to the Purchaser hereunder or otherwise in connection with the offering or sale of the Additional Purchaser Units nor omitted to state any facts necessary to make any statements made to the Purchaser or any affiliate of the Purchaser hereunder or otherwise in connection with the offering or sale of the Additional Purchaser Units not misleading in any material respect in light of the circumstances under


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
     which made. No equity interest in ICN or the Partnership has been offered for sale or sold in violation of any state or federal securities law.

          (b) DUE EXECUTION. Each of this Agreement, the Subscription Agreement and the Partnership Agreement has been duly executed and delivered by the Partnership, ICN and the Shareholders, as applicable, and authorized by all requisite partnership action on the part of the Partnership and all requisite corporate action on the part of ICN, and constitutes the legal, valid and binding obligation of each such party, enforceable against such party in accordance with its terms.

          (c) NO VIOLATION. The execution and delivery of this Agreement and the Subscription Agreement by the Partnership, ICN and the Shareholders, as applicable, and the performance by them of their obligations hereunder and thereunder, do not constitute any violation of any applicable law or any provision of the Partnership Agreement or the Articles of Incorporation, By-Laws or other organizational or governing documents of ICN, or any other agreement or governmental restriction to which any of them is a party or by which any of them is bound, or require the consent or approval of the Limited Partners of the Partnership or any other person or entity.

     12. AMENDMENT OF FIRST PURCHASE AGREEMENT. Prior to or simultaneously with entering into this Agreement, the Purchaser, ICN, the Shareholders and the Partnership shall amend the First Purchase Agreement to the extent reasonably deemed necessary or appropriate by the Purchaser to insure that the provisions of the First Purchase Agreement are not inconsistent with the provisions of this Agreement.

     13. MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

          (b) NO BROKER. Each of the parties hereto represents and warrants that, except as described in the succeeding sentence, it has dealt with no broker or finder in connection with any of the transactions contemplated hereunder and under the Subscription Agreement, and no broker, finder or other person is or will be entitled to any commission, finder's fee or other compensation as a result of consummation of the transactions contemplated hereunder and under the Subscription Agreement. The Partnership, ICN and the Shareholders represent to the Purchaser that CFG and/or an affiliate of CFG has acted as a broker for them in connection with the transactions contemplated hereunder, and covenant with the Purchaser that they shall pay all commissions and other compensation due to CFG and any such affiliate on or prior to the date due.

          (c) MODIFICATION; Waiver. No modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any waiver constitute a waiver of the same provision on any other occasion. No waiver of any of the provisions hereof shall be binding unless executed in writing by the party making such waiver.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

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
          (e) NOTICES. All notices required under this Agreement shall be in writing and shall be deemed to have been given on the date of personal delivery, or of deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, or of delivery to a nationally recognized overnight courier service with arrangements made by the sender for payment therefor, addressed to the parties at their addresses set forth above, or such other addresses as any party has notified the others as provided herein.

          (f)   COUNTERPARTS.   This  Agreement  may  be  executed  in  multiple
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (h) HEADINGS. The headings of paragraphs and subparagraphs of this Agreement are included for convenience of reference only and shall not be considered in construing any provisions contained therein.

          (i) REMEDIES. The Partnership, ICN and the Shareholders acknowledge and agree that in the event of breach of any of the provisions of Paragraphs 3(a), 3(b), 5, 8 and 9 above, the Purchaser would sustain irreparable injury, and the Partnership, ICN and the Shareholders recognize that money damages for such breach would be difficult or impossible to ascertain. The Partnership, ICN and the Shareholders therefore agree that the Purchaser shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation of any of such provisions.

          (j) THIRD PARTY BENEFICIARIES. Neither the Limited Partners of the Partnership nor any other person or entity shall be deemed third party beneficiaries with respect to any provision of this Agreement, except that the Limited Partners shall be deemed third party beneficiaries with respect to the provisions of Paragraphs 9(a) and 9(b) hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    BLUE CHIP/DATALINC CORPORATION


                                    By: /s/  Z. D. Patterson
                                        _______________________
                                    Title: President


                                    INTEGRATED COMMUNICATION NETWORKS, INC.


                                    By: /s/  Mark Gianinni
                                        ________________________
                                    Title:  President


                                        /s/  John F. KOLENDA
                                        _________________________


                                         /s/  Mark Gianinni
                                        __________________________



                                    DATALINC, LTD.

                                    By:  Integrated Communication
                                         Networks, Inc.,
                                         its General Partner


                                    By: /s/ John F. Kolenda
                                        ________________________
                                    Title:  CEO

















bluechp9.pur

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